SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2006

                                Youbet.com, Inc.

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             (Exact name of registrant as specified in its charter)


   Delaware                       0-26015                   95-4627253
-----------------              ---------------           ------------------
(State or other               (Commission File           (I.R.S. Employer
jurisdiction of                Number)                    Identification No.)
incorporation)


              5901 De Soto Avenue                        91367
              Woodland Hills, California
           --------------------------------          ------------
       (Address of principal executive offices)       (Zip Code)


                                 (818) 668-2100
                             -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported, on February 10, 2006, Youbet.com, Inc., through its wholly-owned subsidiary, UT Gaming, Inc., acquired from
UT Group LLC all of the issued and outstanding common stock of United Tote Company.  Upon the closing of Youbet's acquisition of
United Tote, United Tote became an indirect, wholly-owned subsidiary of Youbet.  United Tote is a party to a credit agreement with
Manufacturers and Traders Trust Company ("M&T Bank") consisting of a revolving credit facility, an equipment line of credit and a mortgage term loan.

Pursuant to the terms of the M&T Bank credit agreement, Youbet's acquisition of United Tote constituted a change of control under the credit agreement.  Also as previously reported, in connection with Youbet's acquisition of United Tote, M&T Bank and Youbet entered into a forbearance letter agreement pursuant to which M&T Bank agreed not to accelerate the payment of any outstanding amounts due under the United Tote credit agreement until April 30, 2006.  On April 19, 2006, Youbet and M&T Bank entered into a letter agreement extending the forbearance period until June 30, 2006.

Also as previously reported, on May 23, 2006, Youbet received a letter from M&T Bank stating, among other things, that M&T Bank was not prepared to restructure United Tote's obligations under the credit agreement, and it expected payment of all amounts due under the credit agreement and United Tote's swap agreement (if any), including interest and fees, at the expiration of the forbearance period.

Youbet, United Tote, UT Gaming and M&T Bank have entered into a modification agreement dated as of June 30, 2006, to amend certain terms of the United Tote credit agreement.  Pursuant to the modification agreement, the maturity date of the M&T Bank credit agreement was changed from September 5, 2008 to August 31, 2006.

Under the modification agreement, M&T Bank has waived any and all defaults under the United Tote credit agreement (e.g., the event of default arising as a result of the change of control of United Tote), and the cure period for any future defaults has been eliminated.  The modification agreement also eliminated the debt service coverage ratio financial covenant, and reduced the tangible net worth covenant to $7.6 million.  In addition, United Tote's swap agreement with M&T Bank was terminated at the request of M&T
Bank in connection with the execution of the modification agreement.  Youbet also acknowledged that M&T Bank is no longer obligated to make any further advances under the equipment line of credit that expired in September 2005, and that M&T Bank is not obligated to honor presentments under the revolving credit facility in the event there are insufficient or unavailable funds to cover such presentments.  In further consideration of the extension of the time for United Tote to refinance the debt owed under the M&T credit agreement, Youbet and United Tote also released M&T Bank from any claims they may have against M&T Bank.

On June 30, 2006, Youbet paid M&T Bank a modification fee of $75,000 and reimbursed M&T Bank for its costs and expenses as required under the M&T credit agreement.  An additional modification fee of $75,000 is due if United Tote shall not have refinanced the debt owed to M&T Bank prior to August 1, 2006. In addition, unless Youbet delivers to M&T Bank on or before July 31, 2006, a commitment letter from a financial institution in an amount sufficient to repay all of United Tote's obligations under the M&T Bank credit agreement, United Tote will be required to make a $500,000 prepayment of it's obligations under the M&T Bank credit agreement.



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                                                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                                                 YOUBET.COM, INC.





Date:  June 30, 2006                                                             By: /s/ Gary W. Sproule
                                                                                     --------------------------------------
                                                                                     Gary W. Sproule
                                                                                     Chief Financial Officer


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